Exhibit 3.108

State of Delaware
Secretary of State
Division of Corporations
Delivered 06:55 PM 03/25/2014
FILED 06:15 PM 03/25/2014
SRV 140379286 - 5505114 FILE

STATE of DELAWARE

LIMITED LIABILITY COMPANY

CERTIFICATE of FORMATION

This Certificate of Formation of ASP Grede Intermediate Holdings LLC (the “LLC”) is being duly executed and filed by Eric L. Schondorf, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C § 18-101, et, seq.) as amended from time to time.

FIRST: The name of the limited liability company is: ASP Grede Intermediate Holdings LLC.

SECOND: The address of the registered office of the LLC in the State of Delaware and the name and address of the registered agent for service of process on the LLC in the State of Delaware are: Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808. The name of its registered agent at such address is Corporation Service Company.

THIRD: This Certificate of Formation shall be effective on the date of filing.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation this 25th day of March, 2014.

By:	/s/ Eric L. Schondorf
	Name:	Eric L. Schondorf
	Title:	Authorized Person

State of Delaware
Secretary of State
Division of Corporations
Delivered 02:23 PM 08/04/2014
FILED 02:20 PM 08/04/2014
SRV 141031296 - 5505114 FILE

CERTIFICATE OF MERGER

OF

GREDE MERGER SUB, LLC

(a Delaware limited liability company)

with and into

ASP GREDE INTERMEDIATE HOLDINGS LLC

(a Delaware limited liability company)

Pursuant to Title 6, Section 18-209 of the Delaware Limited Liability Company Act

ASP Grede Intermediate Holdings LLC, a Delaware limited liability company, does hereby certify:

FIRST: The names and states of each of the constituent limited liability companies to this merger (the “Merger”) are as follows:

Name	Jurisdiction
Grede Merger Sub, LLC	Delaware
ASP Grede Intermediate Holdings LLC	Delaware

SECOND: An Agreement and Plan of Merger, dated as of July 31, 2014, (as may be amended, modified or supplemented from time to time, the “Merger Agreement”), by and among Metaldyne Performance Group Inc., a Delaware corporation, Grede Merger Sub, LLC, a Delaware limited liability company (the “Disappearing Company”). Metaldyne Merger Sub, Inc., a Delaware corporation, HHI Merger Sub, Inc., a Delaware corporation, ASP Grede Intermediate Holdings LLC, a Delaware limited liability company, ASP MD Holdings, Inc., a Delaware corporation, ASP HHI Holdings, Inc., a Delaware corporation, and solely for purposes of Section 7.03 of the Merger Agreement, ASP Grede Holdings LLC, a Delaware limited liability company, has been approved and executed by ASP Grede Intermediate Holdings LLC and Grede Merger Sub, LLC in accordance with Section 18-209 of the Delaware Limited Liability Company Act.

THIRD: The limited liability company surviving the Merger is ASP Grede Intermediate Holdings LLC (the “Surviving Company”).

FOURTH: The Certificate of Formation of ASP Grede Intermediate Holdings LLC in effect immediately prior to the Merger shall be the Certificate of Formation of the Surviving Company.

FIFTH: The Merger shall become effective upon the filing of this Certificate of Merger with the Secretary of State of the State of Delaware.

SIXTH: The executed Merger Agreement is on file at the office of the Surviving Company c/o American Securities LLC, at 299 Park Avenue, 34th Floor, New York, NY 10171. A copy of the Merger Agreement will be provided, upon request and without cost to any member of the Surviving Company or any member of the Disappearing Company.

* * * * * * * *

IN WITNESS WHEREOF, the Surviving Company has caused this Certificate of Merger to be signed by an authorized person, this 4th day of August, 2014.

ASP GREDE INTERMEDIATE HOLDINGS LLC

By:	/s/ Eric L. Schondorf
Name:	Eric L. Schondorf
Title:	Vice President and Secretary

[SIGNATURE PAGE TO CERTIFICATE OF MERGER]

State of Delaware
Secretary of State
Division of Corporations
Delivered 03:42 PM 09/23/2014
FILED 11:44 AM 09/23/2014
SRV 141209801 - 5505114 FILE

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT CHANGING ONLY THE

REGISTERED OFFICE OR REGISTERED AGENT OF A

LIMITED LIABILITY COMPANY

The limited liability company organized and existing under the Limited Liability Company Act of the State of Delaware, hereby certifies as follows:

1.             The name of the limited liability company is ASP GREDE INTERMEDIATE HOLDINGS LLC.

2.             The Registered Office of the limited liability company in the State of Delaware is changed to Corporation Trust Center 1209 Orange Street (street), in the City of Wilmington, Zip Code 19801. The name of the Registered Agent at such address upon whom process against this limited liability company may be served is THE CORPORATION TRUST COMPANY.

By:	/s/ Liela Morad
Authorized Person

Name:	Liela Morad
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